UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2014

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-33872	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street, Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 14, 2014, Susquehanna Bancshares, Inc. and its wholly-owned subsidiary Susquehanna Bank (together, “Susquehanna”), completed an off-balance sheet securitization transaction involving approximately $255.8 million of indirect retail installment contracts secured by new and used automobiles, light-duty trucks and vans (the “receivables”). Susquehanna retained no interest in the notes or the equity certificates privately issued by the securitization trust formed for the transaction. The transaction qualifies as a sale of the receivables and therefore will receive off balance sheet treatment. Susquehanna expects to recognize pretax gain in the third quarter of approximately $2.7 million as a result of the transaction, net of transaction expenses of approximately $1.5 million and recognition of a servicing asset of approximately $2 million.

Susquehanna received cash proceeds of $256.4 million from the sale of the receivables and equity certificates, net of transactions costs. Susquehanna intends to use these proceeds for general corporate purposes.

The notes and the equity certificates have not been registered under the Securities Act of 1933 and the notes and the equity certificates may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the notes or equity certificates or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Forward-Looking Statements.

Certain statements in this document may be considered to be “forward-looking statements” as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995, such as statements that include the words “expect,” “estimate,” and similar expressions or variations on such expressions. In particular, this document includes forward-looking statements relating, but not limited to, anticipated transaction gains. Such statements are subject to certain risks and uncertainties. Factors that could cause actual results to differ materially from those estimated by the forward-looking statements contained in this document include, but are not limited to the factors described in our filings with the Securities and Exchange Commission, including Susquehanna’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Form 10-Q for the quarter ended June 30, 2014.

We encourage readers of this report to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Forward-looking statements speak only as of the date they are made. We do not intend to update publicly any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events except as required by law.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.

(Registrant)

By:	/s/ Carl D. Lundblad
Carl D. Lundblad
Executive Vice President, Chief Legal and Administrative Officer

Dated: August 14, 2014